Exhibit 99.1

                  Certification Required by 18 U.S.C. Sec. 1350
                (Section 906 of the Sarbanes - Oxley Act of 2002)

         In connection with the filing by microwave Transmission Systems, Inc. (the "Company") of the Quarterly Report on Form 10-Q for the period ending June 30, 2002 (the "Report"), each of the undersigned hereby certifies, to the best of his knowledge:

         1. The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ P. David Spurlin
--------------------
P. David Spurlin,
President




/s/ D. Susan King
-----------------
D. Susan King,
Principal Accounting Officer


August 16, 2002